UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2012

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 21, 2012, SurModics, Inc. (the “Company” or “SurModics”) announced that its Board of Directors (the “Board”) had appointed Andy LaFrence to serve as the Company’s Vice President and Chief Financial Officer, effective on February 12, 2013. Upon the effectiveness of Mr. LaFrence’s appointment, Timothy J. Arens will cease to serve as the Company’s interim Chief Financial Officer and will transition into the role of Vice President of Corporate Development and Strategy. The Board approved these appointments on December 17, 2012.

Mr. LaFrence, age 49, is a certified public accountant and has over 25 years of finance and management experience. Prior to joining SurModics, he served as Chief Financial Officer of CNS Therapeutics, Inc., since January 2011. He also served as the interim Chief Financial Officer of International Green Power LLC from 2010 to 2011. Prior to that, Mr. LaFrence was an accountant at KPMG LLP, including having served as an audit partner from 1996 to 2010. While at KPMG, Mr. LaFrence focused on supporting public and private, high-growth medical technology, pharmaceutical and biotechnology companies. Mr. LaFrence holds a B.S. in Accounting with a minor in Business Administration from Illinois State University.

In connection with his hiring, on December 17, 2012, Mr. LaFrence entered into an Offer Letter, a Change of Control Agreement, and a Non-Competition, Invention, Non-Disclosure Agreement. Pursuant to the Offer Letter, Mr. LaFrence’s annual salary will be $242,500, and he will be eligible for an annual target incentive award equal to 40% of his base salary (pro-rated for fiscal 2013). Mr. LaFrence’s incentive award, if any, will be based on achievement of the Company’s fiscal 2013 corporate objectives as approved by the Board’s Organization and Compensation Committee. Additionally, on the date of the first regularly scheduled Board meeting following his first day of employment with the Company (the “Grant Date”), Mr. LaFrence will be granted the following stock awards: (1) a restricted stock award having a fair value equal to $125,000, which will vest in one-third annual increments beginning on the first anniversary of the Grant Date; (2) a 7-year non-qualified option to purchase shares of the Company’s common stock having a fair value of $237,500, which will vest in four equal annual increments beginning on the first anniversary of the Grant Date; (3) a performance share award under the Company’s fiscal 2013 officer performance share plan, the target number of shares provided in such award having a fair value equal to $112,500. Vesting of the performance shares will be determined based on the achievement of corporate objectives, as approved by the Board’s Organization and Compensation Committee, over a three-year period consisting of the Company’s fiscal years 2013 through 2015. Each of the foregoing stock awards will be granted in accordance with the SurModics 2009 Equity Incentive Plan.

The Change of Control Agreement (the “Agreement”) will be in effect for a term of three (3) years unless a “change of control” (as defined in the Agreement) occurs within such three-year period, in which case, the Agreement will terminate twelve (12) months following the occurrence of such a change of control. The Company may terminate Mr. LaFrence’s employment, for any reason or no reason, at any time prior to the earlier of the third anniversary of the Agreement or a change of control without obligation for severance benefits. Pursuant to the Agreement, Mr. LaFrence will be provided with severance benefits in the event his employment with the Company is terminated following a “change in control” (as defined in the agreement) of the Company. If, within twelve months following the occurrence of a change of control, Mr. LaFrence’s employment with the Company is terminated either by the Company without cause, or by him for “good reason” (as defined in the agreement), then Mr. LaFrence will receive: (1) a severance payment equal to two times the sum of his (i) base salary in effect as of the date of the change of control termination, and (ii) an amount equal to the target short-term incentive opportunity for the year in which the change of control termination occurs; and (2) continuation coverage of life, health or dental benefits for up to 18 months. In addition, any unvested portions of Mr. LaFrence’s outstanding options or stock appreciation rights will immediately vest and become exercisable; any remaining forfeiture provisions associated with his outstanding restricted stock awards will immediately lapse; and all shares or units subject to all outstanding performance share awards shall become immediately vested and payable at the applicable target performance objectives. If the severance benefits payable to Mr. LaFrence would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in Mr. LaFrence receiving the greatest after tax payment. In case of the latter, Mr. LaFrence would be liable for any excise tax owed.

The Non-Competition, Invention, Non-Disclosure Agreement provides that Mr. LaFrence will be subject to certain restrictive covenants regarding competition, solicitation, and confidentiality. The non-competition and non-solicitation covenants apply during the term of Mr. LaFrence’s employment with the Company and for the two-year period following termination of employment, and the confidentiality covenants apply during the term of his employment and at all times thereafter.

A copy of the press release announcing Mr. LaFrence’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the Offer Letter and the Agreement, which are filed hereto as exhibits and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 21, 2012.

10.1	Offer Letter dated as of December 17, 2012 (in favor of Andrew D. C. LaFrence executed by SurModics, Inc.).

10.2	Change of Control Agreement by and between Andrew D. C. LaFrence and SurModics, Inc. dated as of December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: December 21, 2012	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

10.1	Offer Letter dated as of December 17, 2012 (in favor of Andrew D. C. LaFrence executed by SurModics, Inc.).

10.2	Change of Control Agreement by and between Andrew D. C. LaFrence and SurModics, Inc. dated as of December 17, 2012.